Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Availability of 2006 Annual Report

New York, NY, March 27, 2007 - AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today announced the availability of its 2006 Annual Report to Unitholders. Unitholders may obtain a copy of the report, free of charge, in either electronic format or hard copy:

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Download or Order Electronically: Unitholders with internet access can download an electronic version or order a hard copy of the Annual Report by visiting www.alliancebernstein.com and clicking on “AllianceBernstein 2006 Annual Report”. The report is also accessible in the “Featured Documents” section of the “Investor & Media Relations” page at www.alliancebernstein.com/investorrelations. Please note that downloading the electronic version will require the use of Adobe Reader 5.0 or higher.

•	Order a Hard Copy by Phone: Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2006, AllianceBernstein Holding owned approximately 33.1% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 59.9% of the AllianceBernstein Units at December 31, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.3% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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